Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

Distribution Solutions Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock	Rule 457(o)

Fees to Be Paid	Equity	Preferred Stock	Rule 457(o)

Fees to Be Paid	Debt	Debt Securities	Rule 457(o)

Fees to Be Paid	Other	Warrants	Rule 457(o)

Fees to Be Paid	Other	Subscription Rights	Rule 457(o)

Fees to Be Paid	Other	Units	Rule 457(o)

	Unallocated (Universal) Shelf					$500,000,000	0.00011020	$55,100.00

Carry Forward Securities

	Total Offering Amounts					$500,000,000		$55,100.00

	Total Fees Previously Paid							—

	Total Fee Offsets							$24,240.00

	Net Fee Due							$30,860.00

(1)

There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock, debt securities, warrants, subscription rights and/or units of the Registrant as shall have an aggregate initial offering price not to exceed $500,000,000. Any securities registered under this registration statement may be sold separately or together with other securities registered under this registration statement. The proposed maximum initial offering prices per securities will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered under this registration statement. The securities registered also include such indeterminate amounts and numbers of common stock as may be issued upon conversion of or exchange for preferred stock, debt securities, warrants, subscription rights or units that provide for such conversion or exchange.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Distribution Solutions Group, Inc. (f/k/a Lawson Products, Inc.)	S-3	333-231671	05/22/2019		$2,027.00	Unallocated (Universal) Shelf	(1)	(1)	(1)

Fee Offset Claims	Lawson Products, Inc.	S-3	333-202169	03/12/2015		$22,213.00	Unallocated (Universal) Shelf	(1)	(1)	(1)

(1)

On May 22, 2019, the registrant (then as Lawson Products, Inc.) filed a Registration Statement on Form S-3 (File No. 333-231671) (the “2019 Registration Statement”), which registered an aggregate principal amount of $200,000,000 of Common Stock, $1.00 par value per share; Preferred Stock, $1.00 par value per share; Debt Securities; Warrants; Rights and Units to be offered by the registrant from time to time. The 2019 Registration Statement expired on June 3, 2022. The unsold aggregate offering amount from the 2019 Registration Statement associated with the claimed offset is $200,000,000. Pursuant to Rule 457(p) under the Securities Act, the registrant is carrying forward to this registration statement a total of $24,240.00 that was previously paid in connection with the 2019 Registration Statement, comprising of (i) $2,027 that was paid with the filing of the 2019 Registration Statement and (ii) $22,213 previously paid by the registrant (then as Lawson Products, Inc.) with respect to securities that were registered pursuant to a Registration Statement on Form S-3 (No. 333-202169) and declared effective by the Securities and Exchange Commission on March 12, 2015. Therefore, $30,860 is being paid with the filing of this Registration Statement.

Table 3: Combined Prospectuses

N/A